CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the  reference to our Firm in the  Pre-Effective  Amendment  No. 2
under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 333-55944) ad related Prospectus and Statement of Additional Information for the Ashport Mutual Funds and to the incorporation by reference therein of our report dated November 26, 2001 with respect to the seed audit financial statement included in the aforementioned filing.

                                   /s/ Kaufman, Rossin & Co.
KAUFMAN, ROSSIN & CO.
Miami, Florida
November 28, 2001